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                                                                    EXHIBIT 99.4

                            BAKER HUGHES INCORPORATED

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

    5.80% NOTES DUE 2003           6% NOTES DUE 2009          6 1/4% NOTES DUE 2009 in        6 7/8% NOTES DUE 2029
       IN EXCHANGE FOR              IN EXCHANGE FOR                 EXCHANGE FOR                IN EXCHANGE FOR
         REGISTERED                   REGISTERED                     REGISTERED                    REGISTERED
    5.80% NOTES DUE 2003           6% NOTES DUE 2009           6 1/4% NOTES DUE 2009          6 7/8% NOTES DUE 2029

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EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________
___, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR SUCH EXCHANGE OFFER.
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To Our Clients:

         We are enclosing with this letter a prospectus dated ______ ___, 1999 of Baker Hughes Incorporated (the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029
(collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offer").

         No Exchange Offer for Old Notes of a series is conditioned upon any minimum aggregate principal amount of Old Notes of such series being tendered for exchange or upon the consummation of any other Exchange Offer.

         We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the letter of transmittal.

         Pursuant to the letter of transmittal, each holder of Old Notes will represent to the Company that (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act and (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. In addition, each holder of Old Notes will represent to the Company that (i) if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and (ii) if such person is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                              Very truly yours,

         PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.


                                 INSTRUCTION TO
                         BOOK-ENTRY TRANSFER PARTICIPANT

To Participant of the DTC:

         The undersigned hereby acknowledges receipt and review of the prospectus dated ______ ___, 1999 of Baker Hughes Incorporated (the "Company") and the related letter of transmittal. These two documents together constitute the Company's offer to exchange its 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and 6 7/8% Notes due 2029 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 5.80% Notes due 2003, 6% Notes due 2009, 6 1/4% Notes due 2009 and
6 7/8% Notes due 2029 (collectively, the "Old Notes"), respectively, which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each "an Exchange Offer" and sometimes collectively referred to herein as "the Exchange Offer").

         This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

         The aggregate principal amount of the Old Notes of each series held by you for the account of the undersigned is (fill in amount):

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            Title of Series                   Principal Amount
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
5.80% Notes due 2003
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6% Notes due 2009
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6 1/4% Notes due 2009
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6 7/8% Notes due 2029
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

         WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[ ]      TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

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            Title of Series                   Principal Amount Tendered
-------------------------------------------------------------------------------
5.80% Notes due 2003
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6% Notes due 2009
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6 1/4% Notes due 2009
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6 7/8% Notes due 2029
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

[ ]      NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE
         UNDERSIGNED.

         IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

         If the undersigned instructs you to tender the Old Notes of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) any New Notes received are being acquired in the ordinary course of business of the undersigned; (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act; (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and
(v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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